Execution Version

Schedule I

Fund Administration and Compliance

Annual Fee Schedule

Amended March 10, 2008, August 14, 2012, December 19, 2012, November 13, 2013, June 29, 2018

August 4, 2020 and August 3, 2021

VALIC Company I

•  Aggressive Growth Lifestyle Fund

•  Asset Allocation Fund

•  Blue Chip Growth Fund

•  Capital Appreciation Fund

•  Conservative Growth Lifestyle Fund

•  Core Bond Fund

•  Dividend Value Fund

•  Dynamic Allocation Fund*

•  Emerging Economies Fund

•  Global Real Estate Fund

•  Global Strategy Fund

•  Government Money Market I Fund

•  Government Securities Fund

•  Growth Fund

•  High Yield Bond Fund

•  Inflation Protected Fund

•  International Equities Index Fund

•  International Government Bond Fund

•  International Growth Fund

•  International Opportunities Fund

•  International Socially Responsible Fund

•  International Value Fund

•  Large Capital Growth Fund

•  Mid Cap Index Fund

•  Mid Cap Strategic Growth Fund

•  Mid Cap Value Fund

•  Moderate Growth Lifestyle Fund

•  Nasdaq-100® Index Fund

•  Science & Technology Fund

•  Small Cap Growth Fund

•  Small Cap Index Fund

•  Small Cap Special Values Fund

•  Small Cap Value Fund

•  Stock Index Fund

•  Systematic Core Fund

•  Systematic Value Fund

•  U.S. Socially Responsible Fund

Annual fee of 6 basis points based upon each Fund’s average daily net assets, plus the following Accounting Basis Point Fee:

Accounting Basis Point Fee (Fund complex)†
Net Assets Per Fund	Basis Points
First $25 Billion	0.61
Next $75 Billion	0.70
Excess	0.50

†

Accounting Basis Point Fee is calculated based upon all assets in all registered management investment companies managed and/or administered by the Administrator and The Variable Annuity Life Insurance Company, other than “Funds-of-Funds” and “Feeder Funds.”

*	The Dynamic Allocation Fund shall pay SAAMCo an Accounting Basis Point Fee solely with respect the Overlay Component and no fee with respect to the Fund-of-Funds Component.

Fees are billed monthly.

VALIC COMPANY I		SUNAMERICA ASSET MANAGEMENT, LLC

By:	/s/ KEVIN J. ADAMSON	By:	/s/ JOHN T. GENOY
Name:	Kevin J. Adamson	Name:	John T. Genoy
Title:	Authorized Signatory	Title:	President and Chief Operating Officer